UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

ARK RESTAURANTS CORP.

(Exact name of registrant as specified in its charter)

New York	1-09453	13-3156768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Fifth Avenue

New York, New York 10003

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (212) 206-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On April 5, 2016, Ark Restaurants Corp. (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The following matters were submitted to a vote of the Company’s shareholders at the Meeting: (i) the election of nine directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, (ii) approval of the 2016 Stock Option Plan; (iii) approval of the Section 162(m) Cash Bonus Plan; and (iv) the ratification of the appointment of Cohn Reznick LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

At the Meeting, a total of 3,129,302 shares of common stock of the Company (the “Common Stock”) voted in person or by proxy, out of 3,418,125 outstanding shares of Common Stock entitled to vote at the Meeting. Set forth below is the number of votes cast for, for, against, withheld, abstentions, and broker non-votes as to each matter.

1.              Election of a Board of nine directors:

Nominee	For	Withheld	Broker Non-Votes
01 - Michael Weinstein	2,516,220	23,599	589,483
02 - Steven Shulman	2,517,103	22,716	589,483
03 - Robert Stewart	2,484,758	55,061	589,483
04 - Marcia Allen	2,257,617	282,202	589,483
05 - Paul Gordon	2,514,686	25,133	589,483
06 - Bruce R. Lewin	2,517,853	21,966	589,483
07 - Vincent Pascal	2,513,886	25,933	589,483
08 - Arthur Stainman	2,516,503	23,316	589,483
09 - Stephen Novick	2,376,370	163,449	589,483

2.              Approval of 2016 Stock Option Plan:

For	Against	Abstain	Broker Non-Vote
2,285,460	249,533	4,826	589,483

3.              Approval of Section 162(m) Cash Bonus Plan:

For	Against	Abstain	Broker Non-Vote
2,500,884	32,513	6,422	589,483

4.              Ratification of the appointment of Cohn Reznick LLP as independent auditors for the 2016 fiscal year:

For	Against	Abstain
3,107,468	7,165	14,669

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARK RESTAURANTS CORP.

Date: April 8, 2016		/s/ Michael Weinstein
	By:	Name: Michael Weinstein
Title: Chief Executive Officer

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